Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 27, 2012, relating to the financial statements of  Exhibit 10.1 of Advanced Credit Technologies, Inc.  as of December 31, 2011, and for the periods then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011,  which is incorporated by reference in the Company’s Registration Statement on Form S-8.

 /s/ Stan J.H. Lee, CPA
_____________________
Stan J.H. Lee, CPA
September 17, 2012
Fort Lee NJ 07024